Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement” or the “Agreement”) is entered into this ___ day of February, 2021, by and between Rodgers Silicon Valley Acquisition Corp., a Delaware corporation (“Pubco”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, Enovix Corporation, a Delaware corporation (the “Company”), and the other parties named therein propose to enter into an Agreement and Plan of Merger (the “Transaction Agreement”), pursuant to which Enovix will merge with and into a wholly owned subsidiary of Pubco, and Pubco will change its name to Enovix Corporation and continue as a listed public company on the Nasdaq Capital Market (“Nasdaq”), on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from Pubco that number of shares of Pubco’s common stock, par value $0.0001 per share (the “Pubco Common Stock”), set forth on the signature page hereto (the “Pubco Shares”) for a purchase price of $14.00 per share (the “Per Share Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), which payment (other than the aggregate par value of the Pubco Shares) will be directed to Pubco, and the Pubco Shares will be issued upon consummation of the Transaction as set forth in the Transaction Agreement, and Pubco desires to issue and sell to Subscriber the Pubco Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Pubco on or prior to the Closing (as defined below); and

WHEREAS, in connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) (each, an “Other Subscriber”) have entered into separate subscription agreements with Pubco (“Other Subscription Agreements”) substantially similar to this Subscription Agreement, pursuant to which all such investors have, together with the Subscriber pursuant to this Subscription Agreement, agreed to purchase an aggregate of up to 12,500,000 shares of Pubco Common Stock at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.        Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees, subject to the substantially concurrent consummation of the Transaction, to subscribe for, and Pubco hereby agrees to issue to Subscriber, upon the payment of the Purchase Price, the Pubco Shares on the terms and conditions set forth herein (such subscription and issuance, the “Subscription”).

2.        Representations, Warranties and Agreements.

2.1      Subscriber’s Representations, Warranties and Agreements. To induce Pubco to issue the Pubco Shares to Subscriber, Subscriber hereby represents and warrants to Pubco, and agrees with Pubco, as follows:

2.1.1        If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the power and authority to enter into, deliver and perform all of its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2        If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Pubco, this Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3        The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber and its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement (a “Subscriber Material Adverse Effect”); (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4        Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Pubco Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Pubco Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Pubco Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Pubco Shares. Subscriber understands and acknowledges that the purchase of the Pubco Shares pursuant to this Agreement meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

2.1.5        Subscriber understands that the Pubco Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Pubco Shares have not been, and will not be registered under the Securities Act prior to Closing. Subscriber understands that the Pubco Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber, any investment fund or managed account managed by the same investment adviser as the Subscriber or having the same general partner or an affiliated general partner and which investment fund or managed account shall be deemed to make the same representations as Subscriber hereunder (each “Subscriber Affiliate”) absent an effective registration statement under the Securities Act except (i) to the Pubco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book entries representing the Pubco Shares shall contain a legend to such effect. Subscriber acknowledges that the Pubco Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Pubco Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Pubco Shares and may be required to bear the financial risk of an investment in the Pubco Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Pubco Shares.

2.1.6        Subscriber acknowledges and agrees that the Subscriber is purchasing the Pubco Shares directly from the Pubco. Subscriber acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by Pubco or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

2.1.7        Subscriber represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Pubco Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

2.1.8        In making its decision to purchase the Pubco Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of the Pubco contained in this Subscription Agreement. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, and ask questions and receive answers with respect to, such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Pubco Shares and made its own assessment and is satisfied concerning the relevant tax, legal and other economic considerations relevant to the Subscriber’s investment in the Pubco Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has had an adequate opportunity to review the documents Subscriber deems necessary that have been provided to the Subscriber by Pubco and the Company. The Subscriber represents and agrees that the Subscriber has had the full opportunity to ask such questions, receive such answers and obtain such information regarding the Company, Pubco and the Transaction, as the Subscriber has deemed necessary to make an investment decision with respect to the Pubco Shares. The Subscriber acknowledges that, aside from certain disclosures pertaining to valuation, transaction structure, and comparable companies and transactions, no disclosure or any information received by the Subscriber has been prepared by Oppenheimer & Co. Inc. (the “Placement Agent”) and that the Placement Agent and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to Pubco or the Pubco Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company or Pubco. The Subscriber acknowledges that it has not relied on any statements or other information provided by the Placement Agent or any of the Placement Agent’s affiliates with respect to its decision to invest in the Pubco Shares, including information related to the Company, Pubco, the Pubco Shares and the offer and sale of the Pubco Shares. The information provided to the Subscriber is preliminary and subject to change.

2.1.9        Subscriber became aware of this offering of the Pubco Shares solely (a) by means of direct contact from the Placement Agent, Pubco, the Company or a representative of Pubco or the Company or (b) directly from Pubco or the Company as a result of a pre-existing, substantial relationship with the Company, and the Pubco Shares were offered to Subscriber solely by direct contact between Subscriber and any of the Placement Agent, Pubco, the Company or a representative of Pubco or the Company. Subscriber did not become aware of this offering of the Pubco Shares, nor were the Pubco Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Placement Agent has not acted as its financial advisor or fiduciary. Subscriber acknowledges that Pubco represents and warrants that the Pubco Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any other state or foreign securities laws.

2.1.10      Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Pubco Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Pubco Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that the purchase and sale of the Pubco Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.11      Subscriber represents and acknowledges that Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Pubco Shares, has adequately analyzed and fully considered the risks of an investment in the Pubco Shares and determined that the Pubco Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Pubco. Subscriber further acknowledges specifically that a possibility of total loss of investment exists and that it is able to fend for itself in the transactions contemplated herein.

2.1.12      Subscriber understands and agrees that no federal, state or other agency has passed upon or endorsed the merits of the offering of the Pubco Shares or made any findings or determination as to the fairness of this investment.

2.1.13      Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited  Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber, directly or indirectly through a third party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Pubco Shares were legally derived.

2.1.14      Subscriber has, and at the Closing, will have, sufficient available funds to pay the Purchase Price pursuant to Section 3.1.

2.1.15      As of the date hereof and as of the date of Closing, Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. At any time prior to the Closing, Subscriber hereby agrees that it shall notify Pubco promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, at or prior to Closing, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a direct beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

2.2      Pubco’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Pubco Shares, the Pubco hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1        Pubco has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2        The Pubco Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Pubco Shares in accordance with the terms of this Subscription Agreement and registered with Pubco’s transfer agent, the Pubco Shares will be validly issued, fully paid and non-assessable and the Pubco Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under Pubco’s amended and restated certificate of incorporation or under the DGCL or any other agreement to which Pubco is a party.

2.2.3        This Subscription Agreement has been duly authorized, executed and delivered by the Pubco and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.4        The execution, delivery and performance of this Subscription Agreement (including compliance by the Pubco with all of the provisions hereof), issuance and sale of the Pubco Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Pubco is a party or by which the Pubco is bound or to which any of the property or assets of Pubco is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Pubco (a “Material Adverse Effect”) or materially affect the validity of the Pubco Shares or the legal authority of Pubco to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Pubco; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Pubco or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Pubco Shares or the legal authority of Pubco to comply in all material respects with this Subscription Agreement.

2.2.5        Neither Pubco, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Pubco security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Pubco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Pubco Shares under the Securities Act.

2.2.6        Neither Pubco nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Pubco Shares.

2.2.7        Pubco has provided Subscriber an opportunity to ask questions regarding Pubco and made available to Subscriber all the information reasonably available to Pubco that Subscriber has requested for deciding whether to acquire the Pubco Shares.

2.2.8        No Disqualification Event is applicable to Pubco or, to Pubco’s knowledge, any Pubco Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. Pubco has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Pubco Covered Person” means, with respect to Pubco as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.2.9        Until the earliest of (i) the first date on which the Subscriber can sell all of its Pubco Shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold (or the requirement that Pubco be in compliance with the current public information requirement of Rule 144) and (ii) two years from the Closing Date, Pubco covenants to maintain the registration of the Pubco Common Stock under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”) and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Pubco after the date hereof pursuant to the Exchange Act. Pubco may suspend the use of any such registration statement if it reasonably determines, based upon the advice of external counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, as amended; provided that, Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter.

2.2.10      Following the Disclosure Time (as defined in Section 9) or otherwise as required by applicable law, Pubco covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Subscriber or its agents or counsel with any information that constitutes, or Pubco reasonably believes constitutes, material non-public information with respect to Pubco or the Company, unless prior thereto the Subscriber shall have consented to the receipt of such information and agreed with Pubco to keep such information confidential. Pubco understands and confirms that the Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of Pubco and the Target; provided that each Subscriber shall be solely responsible for its compliance with federal, state and foreign securities laws.

2.2.11      As of the date of this Subscription Agreement, the authorized capital stock of the Pubco consists of 100,000,000 shares of Common Stock. As of the date of this Subscription Agreement, 28,750,000 shares of Common Stock, including the 5,750,000 shares of Common Stock that were initially purchased by Rodgers Capital, LLC, the Pubco’s sponsor, are issued and outstanding and (ii) 17,500,000 shares of Common Stock are reserved for issuance upon the exercise of warrants (“Warrants”) to purchase shares of Common Stock. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above pursuant to the organizational documents or IPO of Pubco, the Other Subscription Agreements, the Transaction Agreement and any promissory notes that may be issued by the Pubco’s sponsor to the Pubco for working capital purposes, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Pubco any shares of Pubco Common Stock or other equity interests in Pubco, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than the subsidiary created for purposes of the Transaction, Pubco has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which Pubco is a party or by which it is bound relating to the voting of any securities of the Pubco, other than (A) as set forth in the Pubco’s filings with the Securities and Exchange Commission (the “Commission”), together with any amendments, restatements or supplements thereto (the “SEC Documents”) and (B) as contemplated by the Transaction Agreement. Except as disclosed in the SEC Documents, Pubco had no outstanding indebtedness and will not have any outstanding long-term indebtedness as of immediately prior to the Closing.

2.2.12      Assuming the accuracy of the Subscriber’s representations and warranties set forth in this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Pubco Shares by Pubco to the Subscriber and the Pubco Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.13      Pubco has timely filed each SEC Document that Pubco was required to file with the Commission under the Exchange Act, since its initial registration with the SEC. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Pubco included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Pubco as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents.

2.2.14      Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement expressly contemplated by the Transaction Agreement, Pubco has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in Pubco. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than the Subscriber hereunder, and such Other Subscription Agreements have not been and will not be amended or modified in any material respect following the date of this Subscription Agreement.

2.2.15.     Pubco is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2.16.     Pubco has not received any written communication from a governmental entity that alleges that Pubco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

2.2.17      Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) suit, action, claim, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Pubco, threatened against Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Pubco.

3.        Settlement Date and Delivery.

3.1      Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the merger transactions as described in the Transaction Agreement. The Closing shall occur on the closing date of, and immediately prior to, the consummation of the Transaction (the “Closing Date”). Not less than five business days’ prior to the Closing Date, the Pubco shall provide written notice from (or on behalf of) the Pubco to Subscriber (the “Closing Notice”) that the Pubco reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than three (3) business days from the date of the Closing Notice, Subscriber shall deliver to Pubco the Purchase Price for the Pubco Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Pubco in the Closing Notice. On the Closing Date, Pubco shall issue the Pubco Shares to the Subscriber, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws) and subsequently cause the Pubco Shares to be registered in book entry form in the name of the Subscriber on Pubco’s share register, which book entry records shall contain an appropriate notation concerning transfer restrictions of the Pubco Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions. In the event the Closing does not occur within five business days of the Closing Date, the Pubco shall promptly (but not later than two business days thereafter) return the Purchase Price to Subscriber, and any book entries shall be deemed cancelled.

3.2      Conditions to Closing.

3.2.1        The Closing shall be subject to the satisfaction or valid waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)         No suspension of the qualification of the Pubco Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(ii)        No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

(iii)       All conditions precedent to the consummation of the Transaction set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transaction, but subject to satisfaction of such conditions as of the consummation of the Transaction).

(iv)       No Material Adverse Effect shall have occurred between the date of the Transaction Agreement and the Closing Date that is continuing.

3.2.2        The obligation of Pubco to consummate the Closing shall be subject to the satisfaction or valid waiver by of the additional conditions that, on the Closing Date:

(i)         All representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date).

(ii)        The Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

3.2.3        The obligation of the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i)         All representations and warranties of Pubco contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by Pubco of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date).

(ii)        Pubco shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Pubco to consummate the Closing.

(iii)       Pubco shall have filed with the Nasdaq Capital Market (“Nasdaq”) an application for the listing of the Pubco Shares and Nasdaq shall have raised no objection with respect thereto.

(iv)       The Transaction Agreement (as the same exists on the date of this Subscription Agreement) shall not have been amended to materially adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent,

(v)        All conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including all necessary approvals of the Pubco’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction) ), and the closing of the Transaction shall be scheduled to occur substantially concurrently with or immediately following the Closing.

4.        Transfer Restrictions.

4.1           After the consummation of the Transaction, the Pubco Shares, may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws and pursuant to an effective registration statement, Rule 144 under the Securities Act (“Rule 144”) or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to Pubco or to one or more Subscriber Affiliates or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure, of the Subscriber, or Pubco, may require the transferor thereof to provide to Pubco, an opinion of counsel selected by the transferor and reasonably acceptable to Pubco, the form and substance of which opinion shall be reasonably satisfactory to Pubco, to the effect that such transfer does not require registration of the Pubco Shares, under the Securities Act. As a condition of transfer (other than pursuant to an effective registration statement, Rule 144 or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to Pubco or to one or more Subscriber Affiliates or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure of the Subscriber), any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and such transferee and each Subscriber Affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Agreement.

4.2           The Company and Pubco acknowledge and agree that the Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Pubco Shares, as applicable, to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Subscriber may transfer pledged or secured Pubco Shares, as applicable, to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of Pubco, and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; further, no notice shall be required of such pledge; provided that the Subscriber and its pledgee shall be required to comply with the other provisions of Section 4 hereof in order to effect a sale, transfer or assignment of the Pubco Shares, as applicable, to such pledgee. At the Subscriber’s expense, Pubco will execute and deliver such reasonable documentation as a pledgee or secured party of the Pubco Shares, as applicable, may reasonably request in connection with a pledge or transfer of the Pubco Shares, as applicable.

4.3           The Subscriber agrees to the imprinting, so long as is required by this Section 4, of a legend on any of the Pubco Shares, and after the consummation of the Transaction, the Pubco Shares, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

4.4           Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of Pubco’s transfer agent, Pubco shall use commercially reasonable efforts to ensure that instruments, whether certificated or uncertificated, evidencing the Pubco Shares, as applicable, shall not contain any legend (including the legend set forth in Section 4.3 above), (i) following any sale of such Pubco Shares pursuant to Rule 144, (ii) if such Pubco Shares, as applicable, are eligible for sale under Rule 144, without the requirement for Pubco to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, and in each case, the Subscriber provides Pubco with an undertaking to effect any sales or other transfers in accordance with the Securities Act, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the earliest of such dates, the “Effective Date”).

4.5           The Subscriber agrees with Pubco that after the consummation of the Transaction, if the Subscriber shall sell any Pubco Shares, pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if after the consummation of the Transaction the Pubco Shares, are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing the Pubco Shares, after the consummation of the Transaction pursuant to such registration statement, as set forth in this Section 4 is predicated upon Pubco’s reliance upon this understanding.

5.        Termination. Except for the provisions of Sections 5, 8 and 10, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (iv) if the Closing shall not have occurred on or before July 31, 2021; provided that, subject to the limitations set forth in Section 10, nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach. The Pubco shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

6.        Registration of Pubco Shares.

6.1           Pubco agrees that no later than 15 business days following the Closing Date, Pubco will file with the Commission (at Pubco’s sole cost and expense) a registration statement (including the prospectus included in such registration statement, amendments (including post-effective amendments)) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement, (the “Registration Statement”) registering the offer and resale of the Pubco Shares under the Securities Act, and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (1) sixty (60) calendar days following the Closing Date (or ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided by, the Commission) and (2) the tenth (10th) business day after the date Pubco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Pubco will provide a draft of the Registration Statement to the Subscriber for review at least two (2) business days in advance of the filing of the Registration Statement. Notwithstanding the foregoing, if the Commission prevents Pubco from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Pubco Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Pubco Shares which is equal to the maximum number of Pubco Shares as is permitted to be registered by the Commission. In such event, the number of Pubco Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Pubco Shares under Rule 415 under the Securities Act, Pubco shall amend the Registration Statement or file a new Registration Statement to register such additional Pubco Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use commercially reasonable efforts, at its expense, to cause such Registration Statement to remain effective with respect to Subscriber, to keep any qualification, exemption or compliance under state securities laws which Pubco determines to obtain continuously effective with respect to the Subscriber and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions until the earlier of (i) two (2) years from the effective date of the Registration Statement, (ii) the date on which all of the Pubco Shares shall have been sold, or (iii) the first date on which the Subscriber can sell all of its Pubco Shares (or shares received in exchange therefor) under Rule 144 under the Securities Act without restriction, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, Pubco will file all reports, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell the Pubco Shares pursuant to the Registration Statement, qualify the Pubco Shares for listing on the applicable stock exchange on which the Pubco Common Stock is then listed, update or amend the Registration Statement as necessary to include the Pubco Shares, and, upon request of the Subscriber, instruct the transfer agent to cause any restrictive legend on the Pubco Shares to be removed in connection with any sale pursuant to an effective Registration Statement or Rule 144, if available. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, of Pubco Shares to Pubco (or its successor) upon request to assist Pubco in making the determination described above. Pubco’s obligations to include the Pubco Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to Pubco such information regarding Subscriber, the securities of Pubco held by Subscriber and the intended method of disposition of the Pubco Shares as shall be reasonably requested by Pubco to effect the registration of the Pubco Shares, and Subscriber shall execute such documents in connection with such registration as Pubco may reasonably request that are customary for a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that, in connection with the foregoing, the Subscriber shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Pubco Shares. In the case of the registration, qualification, exemption, or compliance effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption, or compliance. If the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, Pubco shall promptly notify the Subscriber in writing and the Subscriber will have an opportunity to withdraw from the Registration Statement. Notwithstanding anything to the contrary contained herein, Pubco may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that could materially adversely affect Pubco (each such circumstance, a “Suspension Event”); provided that (x) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days, or more than a total of ninety (90) days, or more than two times, in each case during in any three hundred sixty (360)-day period and (y) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter.

6.2           At its expense, Pubco shall advise Subscriber as expeditiously as possible, but in any event within two (2) Business Days or, in the case of (vi) below, immediately:

(a)         when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(b)        of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(c)        of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(d)        of the receipt by Pubco of any notification with respect to the suspension of the qualification of the Pubco Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(e)         subject to the provisions in this Subscription Agreement, of the occurrence of a Suspension Event or any other event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Pubco shall not, when so advising the Subscriber of such events, provide the Subscriber with any material, nonpublic information regarding Pubco other than to the extent providing notice to the Subscriber of the occurrence of the events listed in (a) through (f) above constitutes material, nonpublic information regarding Pubco.

6.3           Pubco shall:

(a)         use its commercially reasonably efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(b)        except for such times as Pubco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Pubco shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document, so that, as thereafter delivered to purchasers of the Pubco Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)         use its commercially reasonable efforts to cause all Pubco Shares to be listed on each securities exchange or market, if any, on which the Pubco Shares have been listed and facilitate deposit of the Pubco Shares in book entry form, free of any restriction on resale, into such account and pursuant to such instruction as the Subscriber has provided to the transfer agent in writing;

(d)        cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow the legend on the Pubco Shares to be removed upon resale of the Pubco Shares pursuant to the effective Registration Statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends; and

(e)         use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Pubco Shares required hereby.

6.4           Upon receipt of written notice from Pubco of the happening of any Suspension Event during the period that the Registration Statement is effective or, if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, the Subscriber agrees that (i) it will promptly discontinue offers and sales of the Pubco Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement.

6.5           For purposes of this Section 6 of this Subscription Agreement, “Pubco Shares” shall mean, as of any date of determination, the Pubco Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Pubco Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 6 shall have been duly assigned.

6.6       Pubco shall, notwithstanding the termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), its officers, directors, employees, members, managers, partners, advisors, trustees, stockholders, affiliates, investment advisors and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, employees, members, managers, partners, advisors, trustees, stockholders, affiliates, investment advisors and agents of such controlling persons to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable external attorneys’ fees) and expenses (collectively, “Losses”), as incurred, (i) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Pubco by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information and (ii) for any losses due to Pubco’s failure to comply with this Section 6. Pubco shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Pubco is aware.

6.7       The Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless Pubco, its directors, officers, agents and employees, and each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to Pubco by the Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Pubco Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

6.8       Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the consent of the indemnifying party; however, the indemnified party may continue to participate in such defense. Notwithstanding the foregoing, the defense may not be assumed for claims caused by or arising out of the indemnified party’s own gross negligence, intentional or criminal misconduct. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of the indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, denied or conditioned), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.9       If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6 from any person who was not guilty of such fraudulent misrepresentation.

6.10       Subscriber may deliver written notice (an “Opt-Out Notice”) to Pubco requesting that Subscriber not receive notices from the Company otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two (2) days after the Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6.10) and the related suspension period remains in effect, the Company will so notify Subscriber within one (1) Business Day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

7.       Subscriber Covenant. Subscriber hereby agrees that, from the date of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of Pubco prior to the Closing Date. For purposes of this Section 7, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Pubco Shares covered by this Subscription Agreement..

8.        Miscellaneous.

8.1        Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

8.1.1        Subscriber acknowledges that Pubco, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Pubco if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of the Subscriber contained in Section 2.1 of this Subscription Agreement.

8.1.2         Pubco is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by applicable law.

8.1.3         Pubco may request from Subscriber such additional information as Pubco may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Pubco Shares and to register the Pubco Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control and otherwise readily available to Subscriber and to the extent consistent with its internal policies and procedures; provided that the Company and Pubco agree to keep such information confidential, except to the extent required by applicable law to be included in the registration statement. Subscriber acknowledges that Pubco may file a copy of this Subscription Agreement with the Commission as an exhibit to a periodic report or a registration statement of Pubco.

8.1.4        Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

8.2        Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to Pubco (prior to the Transaction closing), to:

Rodgers Silicon Valley Acquisition Corp.

535 Eastview Way

Woodside, California 94062

Attention: Emmanuel T. Hernandez, Chief Financial Officer

Email: mannyhernandez111@gmail.com

with required copies to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.; Giovanni Caruso, Esq.

E-mail: mnussbaum@loeb.com; gcaruso@loeb.com

and

Enovix Corporation

3501 W Warren Ave.

Fremont, CA 94538

Attention: General Counsel

E-mail: legal@enovix.com

and

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Matthew Hemington

E-mail: hemingtonmb@cooley.com

Attention: Miguel J. Vega

E-mail: mvega@cooley.com

8.3        Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 8.1.1, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

8.4        Modifications and Amendments. This Subscription Agreement may not be modified or amended except by an instrument in writing, signed by a majority in interest of, collectively, the Subscriber and subscribers party to the Other Subscription Agreements; provided, however, any material modification or amendment to the economic terms of the transactions contemplated under this Subscription Agreement shall require the prior written consent of the Subscriber if the Subscriber has an aggregate Purchase price of at least $10 million..

8.5        Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by a majority in interest of, collectively, the Subscriber and subscribers party to the Other Subscription Agreements and, to the extent required by the Transaction Agreement, the Company or Pubco, as applicable. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

8.6        Assignment. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Pubco Shares acquired hereunder, if any and Subscriber’s rights under Section 4 above) may be transferred or assigned without the prior written consent of Pubco; provided, however, Subscriber may transfer its rights and obligations hereunder to another investment fund or account managed or advised by the same manager as Subscriber (or a related party or affiliate) defined as a Subscriber Affiliate or a lender and, through a lender, a transferee of the lender upon default, provided, that no such transfer shall release Subscriber of its obligations hereunder unless the assignee expressly assumes such obligations in the applicable transfer documentation and (b) such assignee can provide documentation reasonably satisfactory to Pubco that assignee can satisfy such obligations.

8.7        Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

8.8        Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

8.9        Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Pubco and the Placement Agent shall be entitled to seek to specifically enforce the Subscriber’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which Pubco and the Placement Agent are each an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

8.10      Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the non-exclusive jurisdiction of federal or state courts within the State of New York. Each of the Parties agrees that service of any process, summons, notice or document in the manner set forth in Section 8.2 hereof or in such other manner as may be permitted by applicable law, shall be effective service of process for any proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.10. Each of the parties hereto irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of New York for any action, suit or proceeding arising out of this Subscription Agreement or the transactions contemplated hereunder and waives any objection to the laying of venue in the United States District Court for the Southern District of New York, or the New York state courts if the federal jurisdictional standards are not satisfied, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY.

8.11      Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

8.12      No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.13       Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties subject to any applicable statute of limitations under applicable law.

8.14       Expenses. Except for placement fees payable to the Placement Agent, Pubco has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Pubco Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of Pubco. Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

8.15      Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.16       Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.17      Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

8.18       Intended Tax Treatment. For U.S. federal income tax purposes, the Subscribers’ beneficial ownership of the Common Stock shall be disregarded as transitory, and the Purchase Price shall be treated as paid by Subscribers to Pubco for Pubco Common Stock as part of the same plan as the transfer of other property to Pubco for Pubco Common Stock, in a single integrated transaction that satisfies the requirements of Section 351 of the Internal Revenue Code.

9.          Cleansing Statement; Disclosure. The Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by Pubco in a Current Report on Form 8-K filed with the Commission (the time of such filing, “Disclosure Time”) and a form of this Subscription Agreement will be filed with the Commission as an exhibit thereto. From and after the Disclosure Time, Pubco represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by Pubco or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Agreement and the Transaction Agreement. In addition, effective upon the Disclosure Time, Pubco acknowledges and agrees that any and all confidentiality or similar obligations in relation to the Subscription, whether written or oral, between Pubco or any of its officers, directors, agents, employees or affiliates on the one hand, and any of the Subscribers or any of their affiliates on the other hand, shall terminate.

10.        Trust Account Waiver. Subscriber acknowledges that Pubco is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Pubco and one or more businesses or assets. Subscriber further acknowledges that, as described in the Pubco’s prospectus relating to its initial public offering (the “IPO”) dated December 1, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of Pubco’s assets consist of the cash proceeds of Pubco’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Pubco, its public shareholders and the underwriters of Pubco’s IPO. Except with respect to interest earned on the funds held in the Trust Account that may be released to Pubco to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Pubco entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by Pubco and its affiliates to induce Pubco to enter in this Subscription Agreement, and each such party further intends and understands such waiver to be valid, binding and enforceable against the Subscriber and its affiliates under applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Pubco or its affiliates, which proceeding seeks, in whole or in part, monetary relief against Pubco or its affiliates, the Subscriber hereby acknowledges and agrees that the Subscriber’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Subscriber (or any person claiming on its behalf or in lieu of the Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein and in the event of any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Pubco or its affiliates, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) in violation of this Subscription Agreement, Pubco shall be entitled to recover from the Subscriber and its affiliates, the associated legal fees and costs in connection with any such action, in the event Subscriber or its affiliates, as applicable, prevails in such action or proceeding. Notwithstanding anything else in this Section 10, nothing herein (x) shall serve to limit or prohibit the Subscriber’s right to pursue a claim against Pubco for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) shall serve to limit or prohibit any claims that the Subscriber may have in the future against Pubco’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Pubco acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Pubco.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Pubco and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

RODGERS SILICON VALLEY ACQUISITION CORP.

By:

Name: Title:

[SIGNATURE PAGE OF SUBSCRIBER FOLLOWS]

[SIGNATURE PAGE OF SUBSCRIBER]

Accepted and agreed this ____[t] day of February, 2021.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:

Name:	Name:
Title:	Title:

Date: ____________, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Pubco Shares subscribed for:

Aggregate Purchase Price: $ .

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

If Subscriber wants certificated Pubco Shares rather than book-entry form, indicate here: _____

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

              (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Pubco Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

*** AND ***

C.	AFFILIATE STATUS

              (Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

                     an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

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